Exhibit 99.1

345 Inverness Drive South Building C, Suite 310 Englewood, CO 80112	t 303-858-8358 f 303-858-8431 gevo.com

FOR IMMEDIATE RELEASE

Gevo Announces Appointment of Todd Werpy to Board of Directors

ENGLEWOOD, Colo. – July 16, 2026 – Gevo, Inc. (NASDAQ: GEVO), a leader in renewable fuels, chemicals and carbon management, today announced the appointment of Todd Werpy, Ph.D. to its Board of Directors. Werpy brings more than three decades of innovation and executive leadership experience spanning sustainable technologies, global research and development, manufacturing operations, and enterprise transformation.

“Todd is a highly respected leader whose unique combination of scientific expertise, operational discipline and commercial execution will be a tremendous asset to Gevo,” said Gevo Chief Executive Officer Paul Bloom. “As we continue to build our business focused on low-carbon fuels, renewable chemicals, carbon management, and sustainable growth, we believe Todd’s experience scaling technology, modernizing operations and transforming complex manufacturing organizations will strengthen our Board and help guide Gevo’s next phase of value creation.”

A recognized scientist, innovator and business leader, Werpy most recently served as Chief Science Officer and a member of the Executive Committee at Archer-Daniels-Midland Company (ADM) where he helped build a strong technology pipeline that generated significant enterprise value through innovation, commercialization and strategic partnerships. He also was an executive leader supporting modernization programs involving automation, advanced process controls and analytics that delivered significant returns while improving productivity, reliability, and sustainability. His expertise spans biotechnology, catalysis, process engineering and commercialization of bio-based technologies.

“Gevo has built a strong foundation of technologies, assets and capabilities that can help address some of the most important challenges facing markets today,” said Werpy. “I am honored to join the Board and look forward to working alongside my fellow directors and the management team to support Gevo’s continued growth and long-term success.”

Werpy holds a Ph.D. in Inorganic Chemistry from Michigan State University and is a graduate of the Harvard Business School Executive Leadership Program. He holds 36 U.S. patents and more than 100 patents globally and is the recipient of the American Chemical Society’s Green Chemistry Award. He is also widely recognized as a co-author of the U.S. Department of Energy report, Top 12 Value-Added Chemicals from Biomass.

The addition of Todd Werpy to the Gevo Board of Directors is effective August 20.

About Gevo

Gevo is a next-generation diversified energy company committed to fueling America’s future with cost-effective, drop-in fuels that contribute to energy security, abate carbon, and strengthen rural communities to drive economic growth. Gevo’s innovative technology can be used to make a variety of renewable products, including sustainable aviation fuel (SAF), motor fuels, chemicals, and other materials that provide U.S.-made solutions. Gevo’s business model includes developing, financing, and operating production facilities that create jobs and revitalize communities. Gevo owns and operates an ethanol plant with an adjacent carbon capture and storage (CCS) facility and Class VI carbon-storage well. Gevo also owns and operates one of the largest dairy-based renewable natural gas (RNG) facilities in the United States, turning by-products into clean, reliable energy. Additionally, Gevo developed the world’s first production facility for specialty alcohol-to-jet (ATJ) fuels and chemicals operating since 2012. Gevo is currently developing the world’s first large-scale ATJ facility to be co-located at our North Dakota site. Gevo’s market-driven “pay-for-performance” approach regarding carbon and other sustainability attributes helps deliver value to our local economies. Through its Verity subsidiary, Gevo provides transparency, accountability, and efficiency in tracking, measuring, and verifying various attributes throughout the supply chain. By strengthening rural economies, Gevo is working to secure a self-sufficient future and to make sure value is brought to the market.

For more information, please go to www.gevo.com.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to a variety of matters, without limitation, including the appointment of Todd Werpy, and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of Gevo and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and Gevo undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Although Gevo believes that the expectations reflected in these forward-looking statements are reasonable, these statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Gevo in general, see the risk disclosures in the Annual Report on Form 10-K of Gevo for the year ended December 31, 2025, and in subsequent reports on Forms 10-Q and 8-K and other filings made with the U.S. Securities and Exchange Commission by Gevo.

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